UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2006

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As reported in our Form 8-K dated February 8, 2006, Jerry G. West passed away on February 2, 2006, resulting in a vacancy on our board of directors and audit, compensation, nominating and compliance committees. On February 10, 2006, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, Inc., or NASDAQ, indicating that, as a result of the vacancy caused by Mr. West’s death, we did not meet the audit committee composition requirements set forth in Marketplace Rule 4350(d)(2), or the Rule. Consistent with the Rule, we have a cure period until the earlier of our next annual stockholders meeting or February 2, 2007, to regain compliance. The NASDAQ letter further stated that in the event we do not regain compliance within this period, our securities would be subject to delisting.

On February 15, 2006, we responded to the NASDAQ deficiency letter informing NASDAQ that our board of directors, upon the recommendation of the nominating and governance committee, appointed Robert J. Kelly to fill the vacancy on the board of directors and audit committee, subject to gaming regulatory approval. Mr. Kelly, age 50, received an MBA from Harvard in 1986 and an Engineering degree from Princeton in 1977. Since 2000, Mr. Kelly has been the founder, patent holder and primary stockholder of EarthSource Inc., Raynham, Massachusetts; a waste water treatment plant. He is also a civil engineer and responsible for designing the EarthSource process and managing its operations. From approximately 1994 to 2000, Mr. Kelly worked with LFR, Inc., an environmental engineering company and affiliate of Holding Wilson, S.A., our principal stockholder. Prior to 1994, Mr. Kelly worked as a Division Manager for OHM Corporation, a publicly-traded company that provides technology-based, on-site hazardous waste remediation environmental services, and as a Field Service Manager at IT Corporation, a publicly-traded company in the environmental engineering business, providing environmental consulting, engineering and construction and remediation services.

Based on the information in our letter regarding the appointment of Mr. Kelly to our audit committee, NASDAQ has indicated in a letter to us dated February 16, 2006, that we have remedied our noncompliance with the audit committee composition requirements of the Rule and the matter is now closed.

On February 16, 2006, we issued a press release with respect to the foregoing in accordance with Marketplace Rule 4803(a).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press release dated February 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: February 16, 2006
	By:	/s/ Melody Sullivan
Melody Sullivan Chief Financial Officer